Exhibit 21

List of Subsidiaries

TRAVELPORT LIMITED SUBSIDIARIES

(as of 3/2009)

Name (State of Organization)

1.	4 Oceans Limited (in liquidation) (UK)
2.	Apollo Galileo USA Sub I, Inc. (DE)
3.	Apollo Galileo USA Sub II, Inc. (DE)
4.	Bastion Surety Limited (UK)
5.	Castlenau Limited (IRELAND)
6.	Castlenau Nominees Limited (GREECE)
7.	Cendant Hellas EPE (GERMANY)
8.	Columbus Technology Developments Limited (JERSEY CHANNEL ISLANDS)
9.	Couterville Limited (Gibraltar)
10.	Covia Canada Partnership Corp. (CANADA)
11.	Distribution Systems, Inc. (DE)
12.	Donvand Limited (UK)
13.	Donvand Limited (Scandinavia)
14.	GI Worldwide Holdings CV (Netherlands)
15.	Galileo Afrique Centrale (Cameroon) Sarl (Africa)
16.	Galileo Asia, LLC (DE)
17.	Galileo Asia, LLC — Beijing Rep Offices
18.	Galileo Asia, LLC — Guangzhou Rep Offices
19.	Galileo Asia, LLC (Hong Kong Branch)
20.	Galileo Asia, LLC (Phillippines Branch)
21.	Galileo Asia, LLC (Singapore Branch)
22.	Galileo Asia, LLC (Shanghai Branch)
23.	Galileo Ba, Inc. (DE)
24.	Galileo Belgium N.V. (South America)
25.	Galileo Brasil Limited (DE)
26.	Galileo Central and West Africa (Senegal) SARL (AFRICA)
27.	Galileo Central West Africa (Ivory Coast) Sarl (AFRICA)
28.	Galileo Danmark A/S (DENMARK)
29.	Galileo Deutschland GmbH (GERMANY)
30.	Galileo do Brasil Ltda (BRAZIL)
31.	Galileo España (SPAIN)
32.	Galileo France S.a.r.l. (FRANCE)
33.	Galileo Hungary Kft (Hungary)
34.	Galileo International Canada ULC (NOVA SCOTIA)
35.	Galileo International Services, Inc. (DE)

36.	Galileo International Technology, LLC (DE)
37.	Galileo International, Inc. (DE)
38.	Galileo Italia S.R.L. (ITALY)
39.	Galileo Latin America, L.L.C. (DE)
40.	Galileo Malaysia, LLC (DE)
41.	Galileo Malysia Limited (HONG KONG)
42.	Galileo Nederland II B.V. (NETHERLANDS)
43.	Galileo Nordiska Akteibolag (SWEDEN)
44.	Galileo Operations, LLC (DE)
45.	Galileo Portugal Limited (UK)
46.	Galileo Russia (Russia)
47.	Galileo Switzerland AG (SWITZERLAND)
48.	Galileo Technologies, LLC (DE)
49.	Gate Pacific Limited (MAURITIUS)
50.	GI Worldwide Holdings C.V. (Netherlands)
51.	GIW Holdings C.V. (Netherlands)
52.	GTA — Reisen GmbH (GERMANY)
53.	GTA (Hong Kong) Limited (HONG KONG)
54.	GTA (Hong Kong) Limited Shanghai Rep. Office (HONG KONG)
55.	GTA (Hong Kong) Online Sales Limited (HONG KONG)
56.	GTA Australasia Pty Limited (AUSTRALIA)
57.	GTA Data Services (India) Private Limited (INDIA)
58.	gta Gullivers Travel Associates GmbH (GERMANY)
59.	Gta North America, Inc. (DE)
60.	GtaTravel.com Ltd (UK)
61.	Gulliver’s Travel Agency K.K. Ltd (JAPAN)
62.	Gullivers Travel Associates (Singapore) Pte Ltd. (Singapore)
63.	Gullivers (Beijing) Commercial Consulting Services Limited (BEIJING)
64.	Gullivers Jersey 1 Limited (JERSEY CHANNEL ISLANDS)
65.	Gullivers Jersey 2 Limited (JERSEY CHANNEL ISLANDS)
66.	Gullivers Jersey 3 Limited (JERSEY CHANNEL ISLANDS)
67.	Gullivers Luxembourg S.A. R.L (LUXEMBOURG)
68.	Gullivers Services Limited (UK)
69.	Gullivers Travel Agency Co Ltd. (Japan)
70.	Gullivers Travel Agency Co Ltd. (Japan) K.K. Ltd (JAPAN)
71.	Gullivers Travel Agency Company Limited, England a branch of Gullivers Travel Agency Co. Ltd. (UK)
72.	Gullivers Travel Associates (China) Ltd (CHINA)
73.	Gullivers Travel Associates (France) S.A.S. (FRANCE)
74.	Gullivers Travel Associates (Hong Kong) Limited (HONG KONG)
75.	Gullivers Travel Associates (Investments) Limited (UK)
76.	Gullivers Travel Associates (Middle East) F.Z.L.L.C (DUBAI)

77.	Gullivers Travel Associates (New Zealand)
78.	GIW Holdings CV (NETHERLANDS)
79.	Gullivers Travel Associates (Taiwan) Limited (Taiwan, Province of China)
80.	Gullivers Travel Associates (Thailand) Ltd (THAILAND)
81.	Gullivers Travel Associates Korea Limited (KOREA)
82.	Gullivers Travel Associates Limited (UK)
83.	Gullivers Travel Associates SA (SPAIN)
84.	HotelPORT Inc. (DE)
85.	HotelPORT International, Inc. (DE)
86.	IGT Solutions Private Limited (INDIA)
87.	Jogwin Limited (UK)
88.	Jogwin Warenhandelsgesellschaft mbH (AUSTRIA)
89.	Keithburg Limited (GIBRALTAR)
90.	Landmark Holding Company, Inc. (DE)
91.	Magellen Technologies, LLC (DE)
92.	Martillo Limited (IRELAND)
93.	Massaader Unlimited (ISLE OF MAN)
94.	Needahotel.com Unlimited (IRELAND)
95.	Octopus Travel (Espana), S.A. (SPAIN)
96.	Octopus Travel (Middle East) F.Z. L.L.C. (DUBAI)
97.	Octopus Travel (Thailand) Limited (THAILAND)
98.	Octopustravel.com Ltd (UK)
99.	Octopustravel Group Limited (UK)
100.	Octopustravel Italia S.r.l. (ITALY)
101.	Octopustravel Japan K.K. (JAPAN)
102.	Octopustravel.com (Australia) Pty Ltd (AUSTRALIA)
103.	Octopustravel.com (Hong Kong) Ltd (HONG KONG)
104.	Octopustravel.com (Israel) Ltd (ISRAEL)
105.	OctopusTravel.com (USA) Limited (DE)
106.	Octopustravel.com Limited, Agencia en Chile (CHILE)
107.	OWW2, LLC (Delaware)
108.	PT. Global Timur Agung (INDONESIA)
109.	PT. GTA Indonesia (INDONESIA)
110.	Quantitude Services, Inc. (DE)
111.	Quantitude United Kingdom Limited (UK)
112.	Quantitude, Inc. (DE)
113.	Sia Galileo Baltija (LATVIA)
114.	Southern Cross Distribution Services (NZ) Limited (NEW ZEALAND)
115.	Southern Cross Distribution Systems Pty Limited (AUSTRALIA)
116.	STE Gullivers Travel Agency (FRANCE)
117.	TDS Investor (Luxembourg) S.a.r.l (Luxembourg)
118.	Tecnovate Private Limited (UK)

119.	Tecnovate UK Limited (UK)
120.	The Galileo Company (UK)
121.	The Private Label Company LLC (DE)
122.	Timas Limited (t/a Galileo Ireland) (IRELAND)
123.	Travel Industries, Inc. (DE)
124.	Travelport (Bermuda) Ltd. (BERMUDA)
125.	Travelport Business Intelligence, Inc. (TX)
126.	Travelport (Cayman) Ltd. (CAYMAN ISLANDS)
127.	Travelport (Luxembourg) S.a r.l (LUXEMBOURG)
128.	Travelport Americas, LLC (DE)
129.	Travelport Argentina (Argentina)
130.	Travelport Canada Distribution Systems, Inc. (CANADA)
131.	Travelport China Holdings, Inc. (DE)
132.	Travelport Global Distribution System B.V. (Netherlands)
133.	Travelport Holdings, Inc. (DE)
134.	Travelport Inc. (DE)
135.	Travelport International, L.L.C. (DE)
136.	Travelport International Limited (Dubai Br) (UAE)
137.	Travelport International Limited (UK)
138.	Travelport Investments Ltd (UK)
139.	Travelport Investor (Luxembourg) Partnership SECS (Luxembourg)
140.	Travelport Investor (Luxembourg) S.a r.l (Luxembourg)
141.	Travelport LLC (DE)
142.	Travelport Limited (Bermuda)
143.	Travelport Operations, Inc. (DE)
144.	Travelport Peru SRL (Peru)
145.	Travelport Romania Services SRL (Romania)
146.	Travelport Services Limited (UK)
147.	Travelport Services Limited Niederlassung Deutchland (Germany)
148.	Travelport Services Limited (Belgium Branch)
149.	Travelport Services Limited (Dubai Branch)
150.	Travelport Services Limited (Egypt Branch)
151.	Travelport Services Limited (Guam Branch)
152.	Travelport Services Limited (Germany Branch)
153.	Travelport Services Limited (Japan Branch)
154.	Travelport Services Limited (Israel Branch)
155.	Travelport Services Limited (Italy Branch)
156.	Travelport Services Limited (Korea Branch)
157.	Travelport Services Limited (Norway Branch)
158.	Travelport Services Limited (South Africa Branch)
159.	Travelport Saudia Arabia Limited Company (Saudia Arabia)

160.	Travelport Taiwan Co. Limited (Taiwan, Province of China)
161.	Travelport Technology Holdings, LLC (DE)
162.	Travelport Travel Germany GmbH & Co (GERMANY)
163.	Travelport Travel Germany Verwaltungs GmbH (UK)
164.	Travelport United Kingdom Limited (UK)
165.	Travelport UK Acquisition Corporation (DE)
166.	Travelport USA Partnership (DE)
167.	Travelport Venezuela, C.A. (VENEZUELA)
168.	Travelwire A/S (NORWAY)
169.	Travelwire APS (Denmark)
170.	Trip.com, Inc. (DE)
171.	Waltonville Limited (Gibraltar)
172.	Worldspan Andina S.R.C. (Peru)
173.	Worldspan BBN Holdings (CA)
174.	Worldspan de Mexico Sade C.U. (Mexico)
175.	Worldspan Digital Holdings (DE)
176.	Worldspan Dutch Holdings BV (Dutch)
177.	Worldspan Greece Global Travel Information Services (Greece)
178.	Worldspan Hungary kft (Hungary)
179.	Worldspan iJet Holdings LLC (DE)
180.	Worldspan International, Inc. (Canada)
181.	Worldspan L.P (DE)
182.	Worldspan, LLC (DE)
183.	Worldspan Mercosul Ltda. (Brazil)
184.	Worldspan Open Table Holdings (Delaware)
185.	Worldspan Poland sp.Zo.o (Poland)
186.	Worldspan S.A. Holdings, LLC (Georgia)
187.	Worldspan Services Argentina, S.R.L. (Argentina)
188.	Worldspan Services Hong Kong Limited (Hong Kong)
189.	Worldspan Services Chile Limitada (Chile)
190.	Worldspan Services Costa Rica, SRL (Costa Rica)
191.	Worldspan Services Singapore Pk ltd. (Singapore)
192.	Worldspan South American Holdings, LLC (GA)
193.	Worldspan Storemaker Holdings (DE)
194.	Worldspan Technologies, Inc. (DE)
195.	Worldspan Vialor Holdings (DE)
196.	Worldspan XOL, LLC (GA)
197.	WS Financing Corp. (DE)
198.	WS Holdings LLC (DE)